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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: April 7, 1999


                            THE SEAGRAM COMPANY LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Canada                     1-2275                         None

(STATE OR OTHER JURISDICTION       (COMMISSION                  (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)              IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (514) 849-5271
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Item 5. Other Events.

On April 7, 1999, The Seagram Company Ltd. (the "Corporation") and USA Networks, Inc. ("USAi") announced that they have reached a definitive agreement pursuant to which the Corporation will sell certain PolyGram Filmed Entertainment ("PFE") domestic assets to USAi. In a related transaction, October Films, in which the Corporation owns a majority interest, will merge with a subsidiary of USAi. The combined October/PFE entity will be renamed USA Films, which is expected to become an operating division of USAi. USA Films will consist of October Films, Gramercy Pictures (which will include Propaganda Films and Interscope Communications) and USA Home Entertainment (formerly PolyGram Video). Terms of the transactions were not disclosed.

The PFE acquisition includes PFE domestic production assets such as Interscope Communications and Propaganda Films, as well as the following distribution assets: PolyGram Video, PFE Canada, Gramercy Pictures, and PolyGram Films. The transaction does not include PolyGram's stake in the Sundance Channel, PolyGram's domestic television business, PolyGram's joint venture with Castle Rock Entertainment, Propaganda's non-film business or any of PolyGram's international operations.

The transactions are subject to regulatory approvals and other customary closing conditions, and are expected to close in the second quarter.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

On April 7, 1999, Universal Music Group, a division of the Corporation, and BMG Entertainment, two of the world's leading music companies, announced the formation of Internet content and commerce alliance to create online communities of music fans, promote artists and sell CDs online. The joint venture, to be known as GetMusic, will consist of online music channels and an e-commerce site, getmusic.com.

Through this new generation of interactive genre-based music channels, the alliance will create Internet communities with fan access to Universal and BMG artists along with other related lifestyle content. The channels will establish a closer link between artists and music fans, create awareness of new music among fans, and help to drive sales through all channels of distribution. Visitors to Universal and BMG artists' sites on the music channels will have the added convenience of a "one-click-away" opportunity to purchase those artists' recordings for mail order delivery through getmusic.com. getmusic.com will also feature titles for purchase from all other music companies.


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Item 7.     Financial Statements and Exhibits.

            (c)   Exhibits

            (99)  Press Release.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE SEAGRAM COMPANY LTD.
                                          (Registrant)



Date: April 8, 1999
                                    By:   /s/ Daniel R. Paladino
                                         --------------------------------------
                                         Daniel R. Paladino
                                         Executive Vice President -- Legal and
                                            Environmental Affairs


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                                  EXHIBIT INDEX


Exhibit
 Number        Description of Exhibit
 ------        ----------------------
  (99)           Press Release.


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